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Exhibit 99.1

NOTICE OF GUARANTEED DELIVERY
FOR RIGHTS TO ACQUIRE CLASS A COMMON STOCK

        This form (this "Notice of Guaranteed Delivery"), must be used to exercise the transferable subscription rights (the "Class A Rights") to acquire Class A common stock, par value $.01 per share ("Class A Common Stock"), of UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), pursuant to the rights offering (the "Rights Offering") described in the prospectus, dated January 20, 2004 (the "Prospectus"), of the Company, if a holder of Class A Rights cannot deliver the rights certificates evidencing the Class A Rights (the "Rights Certificate(s)") to the subscription agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on Friday, February 6, 2004, unless extended (the "Expiration Time"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See the discussion set forth under "The Rights Offering" in the Prospectus.

        Payment of the subscription price (the "Subscription Price") of $6.00 per share for each share of Class A Common Stock of the Company subscribed for upon exercise of the Class A Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time even if the Rights Certificate evidencing such Class A Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under "The Rights Offering—Guaranteed Delivery Procedures" in the Prospectus.

        The address and telecopier numbers of the Subscription Agent are:

By Mail:	By Overnight Courier:	By Hand:
UnitedGlobalCom, Inc. C/O Mellon Investor Services LLC Attention: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	UnitedGlobalCom, Inc. C/O Mellon Investor Services LLC Attention: Reorganization Dept. 85 Challenger Road Overpeck Centre Ridgefield Park, NJ 07660	UnitedGlobalCom, Inc. C/O Mellon Investor Services LLC Attention: Reorganization Dept. 120 Broadway, 13th Floor New York, New York 10271
Facsimile Transmission: (Eligible Institutions Only) (201) 296-4293	To confirm receipt of facsimile only: (201) 296-4860

        The address and telephone numbers of the information agent (the "Information Agent"), for inquiries, information or requests for additional documentation with respect to the Class A Rights are as follows:

Mellon Investor Services LLC
85 Challenger Road
Overpeck Centre
Call Toll Free: (888) 684 -7182

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing                          Class A Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the basic subscription privilege (the "Basic Subscription Privilege") relating to such Class A Rights to subscribe for                          shares of Class A Common Stock represented by such Rights Certificate(s), (ii) if the Basic Subscription Privilege is exercised in full, the oversubscription privilege (the "Oversubscription Privilege") relating to such Class A Rights to the extent that shares of Class A Common Stock ("Excess Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege, for an aggregate of up to              Excess Shares (which is subject to proration as described in the Prospectus). The undersigned understands that payment of the Subscription Price of $6.00 per share for each share of Class A Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $                        , either (check appropriate box):

  ☐
  is being delivered to the Subscription Agent herewith; or

  ☐
  has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

  ☐
  certified check

  ☐
  bank draft (cashier's check)

  ☐
  money order
Name of maker:

Date of check or draft or money order number:

Bank on which check is drawn or issuer of money order:

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s):

		Address	Telephone Number
Name(s):

	Print or Type	City, State and Zip Code	Rights Certificate No(s) (If Available)

Signature(s):

		Address	Telephone Number
Name(s):

	Print or Type	City, State and Zip Code	Rights Certificate No(s) (If Available)

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Subscription Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Subscription Agent the certificates representing the Class A Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature	Date
Address	Name (Print or Type)	Telephone Number
City, State and Zip Code	Title

        The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

DO NOT SEND RIGHTS CERTIFICATES WITH THIS FORM

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NOTICE OF GUARANTEED DELIVERY FOR RIGHTS TO ACQUIRE CLASS A COMMON STOCK